Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION OF HIGHPEAK ENERGY, INC

On August 19, 2020 (the “Closing”) HighPeak Energy, Inc, a Delaware corporation (the “Company”), consummated its business combination by and among (i) Pure Acquisition Corp. (“Pure”), (ii) the Company, a wholly owned subsidiary of Pure, (iii) Pure Acquisition Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“MergerSub”), (iv) HighPeak Energy, LP, a Delaware limited partnership (“HighPeak I”), (v) HighPeak Energy II, LP, a Delaware limited partnership (“HighPeak II”), (vi) HighPeak Energy III, LP, a Delaware limited partnership (“HighPeak III”), (vii) HPK Energy, LLC, a Delaware limited liability company (“HPK GP” and, together with HighPeak I, HighPeak II and HighPeak III, the “HPK Contributors”) and the general partner of HPK Energy, LP, a Delaware limited partnership (“HPK LP”), and an affiliate of HighPeak Pure Acquisition, LLC, a Delaware limited liability company (Pure’s “Sponsor”), and (viii) solely for the limited purposes specified therein, HighPeak Energy Management, LLC, a Delaware limited liability company (the “HPK Representative”), pursuant to which, among other things and subject to the terms and conditions contained therein, (a) MergerSub merged with and into Pure, with Pure surviving as a wholly owned subsidiary of the Company, (b) each outstanding share of Class A Common Stock and Class B Common Stock of Pure (other than certain shares of Class B Common Stock that were surrendered for cancellation by Pure’s Sponsor) was converted into the right to receive (A) one share of HighPeak Energy common stock (and cash in lieu of fractional shares, if any), and (B) solely with respect to each outstanding share of Class A Common Stock, (i) a cash amount, without interest, equal to the amount, if any, by which the per-share redemption value of Class A Common Stock at the closing of the business combination (the “Closing”) exceeds $10.00 per share, without interest, in each case, (ii) one (1) Contingent Value Right (“CVR”) (as defined in the proxy statement/prospectus) for each one whole share of HighPeak Energy common stock (excluding fractional shares) issued to holders of Class A Common Stock pursuant to clause (A), representing the right to receive additional shares of HighPeak Energy common stock (or such other specified consideration as is specified with respect to certain events) for Qualifying CVR Holders (as defined in the accompanying proxy statement/prospectus) if necessary to satisfy a 10% preferred simple annual return, subject to a floor downside per-share price of $4.00, as measured at the applicable maturity, which will occur on a date to be specified and which may be any date occurring during the period beginning on (and including) the two-year anniversary of the Closing and ending on (and including) the date that is thirty (30) months following the Closing, or in certain circumstances after the occurrence of certain change of control events with respect to our business, including certain mergers, consolidations and asset sales, as described in greater detail in the section entitled “Proposal No. 1—The Business Combination Proposal—Description of Contingent Value Rights” in the proxy statement/prospectus (with an equivalent number of shares of HighPeak Energy common stock held by certain HPK Contributors and their affiliates being collectively forfeited) and (iii) one warrant to purchase HighPeak Energy common stock for each one whole share of HighPeak Energy common stock (excluding fractional shares) issued to holders of Class A Common Stock pursuant to clause (A), (c) the HPK Contributors (A) contributed their limited partner interests in HPK LP to HighPeak Energy in exchange for HighPeak Energy common stock and the general partner interests in HPK LP to either HighPeak Energy or a wholly owned subsidiary of HighPeak Energy in exchange for no consideration, and (B) contributed the outstanding Sponsor Loans (as defined in the accompanying proxy statement/prospectus) in exchange for HighPeak Energy common stock and such Sponsor Loans, if any, were cancelled in connection with the Closing and (d) HighPeak Energy caused HPK LP to merge with and into the surviving corporation (as successor to Pure) with all interests in HPK LP being cancelled in exchange for no consideration.

The unaudited pro forma condensed combined consolidated statement of operations data of the Company for the six months ended June 30, 2020 combines the historical statement of operations of Pure and HPK LP for the six months ended June 30, 2020, giving effect to the transactions listed below (collectively, the “Transactions”) as if they had been consummated on January 1, 2020. The unaudited pro forma condensed combined consolidated statement of operations data of the Company for the year ended December 31, 2019 combines the historical statement of operations of Pure for the year ended December 31, 2019, of HPK LP for the period from August 28, 2019 (Inception) to December 31, 2019, and for each of HighPeak I and HighPeak II for the year ended December 31, 2019, giving effect to the Transactions as if they had been consummated on January 1, 2019. HPK LP will be treated as the accounting acquirer for the transactions that complete the business combination based on the following rationale:

HPK LP was formed on August 28, 2019 to issue equity interests to achieve a business combination between HighPeak I and HighPeak II. Effective October 1, 2019, HighPeak I and HighPeak II contributed their subsidiaries to HPK LP. The contribution of the HighPeak I and HighPeak II subsidiaries to HPK LP was accounted for as a business combination within the meaning of ASC Topic 805 with HighPeak I being identified as the accounting acquirer. When a new entity is formed to issue equity interests to effect a business combination, ASC 805-10-55-15 requires that one of the entities that existed before the business combination be identified as the acquirer by applying ASC 805-10-55-10 through 14. This guidance indicates that HighPeak I is the acquirer due to its size in the form of production, development activity and acreage position relative to HighPeak II. Additionally, HighPeak I initiated the business combination transactions through its sponsorship of Pure.

The business combination between Pure and HPK LP will be accounted for as a reverse merger in accordance with GAAP within the meaning of ASC Topic 805. Under this method of accounting, Pure will be treated as the “acquired” company for financial reporting purposes and HPK LP will be the accounting acquirer as HPK LP will have a controlling financial interest in Pure through its majority ownership of HighPeak Energy’s common stock.

The Company expects to retain several of the officers and other employees of the HighPeak Funds following the business combination, some of whom are already employed by Pure in similar capacities. The unaudited pro forma condensed combined consolidated balance sheet of HighPeak Energy as of June 30, 2020 presents the historical balance sheets of Pure and HPK LP, after giving effect to the Transactions as if they had been consummated on June 30, 2020. The unaudited pro forma condensed combined consolidated statement of operations data of HighPeak Energy for the year ended December 31, 2019 combines the historical statement of operations of Pure for the year ended December 31, 2019, of HPK LP for the period from August 28, 2019 (Inception) to December 31, 2019, and for each of HighPeak I and HighPeak II for the year ended December 31, 2019, giving effect to the Transactions as if they had been consummated on January 1, 2019, including by giving pro forma effect to the contribution by HighPeak I and HighPeak II of substantially all of their assets to HPK LP effective October 1, 2019. As discussed further in the notes to these unaudited pro forma condensed combined consolidated financial statements, the “Transactions” for purposes hereof include the following:

a.	the formation of HighPeak Energy and HPK LP;

b.	the contribution by HighPeak I and HighPeak II of substantially all of their oil and gas assets to HPK LP effective October 1, 2019;

c.	the merger of MergerSub with and into Pure, with Pure surviving as a wholly owned subsidiary of HighPeak Energy;

d.

the exchange, on a one-for-one basis, of all outstanding shares of Class A Common Stock and Class B Common Stock for newly issued shares of HighPeak Energy common stock and assumption of the warrant agreement by HighPeak Energy (other than the 5,350,000 shares of Class B Common Stock held by Sponsor, which were surrendered and forfeited pursuant to the Sponsor Support Agreement and the private placement warrants and public warrants held by Sponsor and HPEP II, respectively, which were surrendered and forfeited pursuant to the Sponsor Support Agreement) and the additional merger consideration paid with respect to the shares of Class A Common Stock that are converted into HighPeak Energy common stock in the form of the Cash Consideration and the CVRs;

e.

the acquisition of the Target Assets pursuant to the Business Combination Agreement and the payment of the consideration therefor, including certain stock consideration issued to the HPK Contributors pursuant to the Business Combination Agreement;

f.	the redemption of 3,780,204 shares of Class A Common Stock; and

g.	the issuance of the 8,976,750 shares of HighPeak Energy common stock (and a corresponding number of CVRs and forward purchase warrants) committed and subscribed to pursuant to the Forward Purchases.

Specifically, Pure’s historical financial statements have been adjusted in these unaudited pro forma condensed combined consolidated financial statements to give pro forma effect to events that are: (i) directly attributable to the Transactions; (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined consolidated statement of operations, expected to have a continuing impact on HighPeak Energy’s results following the completion of the Transactions.

The unaudited pro forma condensed combined consolidated financial statements have been developed from and should be read in conjunction with:

a.	the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements;

b.

the historical unaudited condensed consolidated financial statements of Pure as of June 30, 2020 and December 31, 2019, and for the three and six months ended June 30, 2020 and 2019, included in the Pure Form 10-Q filed with the SEC on August 10, 2020 and included herein as exhibit 99.4 in this Current Report on Form 8-K (“Current Report”);

c.

the historical audited consolidated financial statements of Pure as of December 31, 2019 and 2018, and for the years ended December 31, 2019 and 2018, included in the Pure Form 10-K filed with the SEC on March 13, 2020 and included herein as exhibit 99.5 in this Current Report;

d.

the historical unaudited condensed consolidated and combined financial statements of HPK LP and HighPeak I (Predecessor) as of June 30, 2020 and December 31, 2019 and for the three and six months ended June 30, 2020 and 2019, included as exhibit 99.6 in this Current Report;

e.

the historical audited consolidated financial statements of HPK LP as of December 31, 2019 and for the period from August 28, 2019 (Inception) to December 31, 2019 (HPK LP had no activity until subsequent to October 1, 2019), included as exhibit 99.7 in this Current Report;

f.

the historical audited consolidated financial statements of HighPeak I and its subsidiaries, as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017, included as exhibit 99.8 in this Current Report;

g.

the historical audited consolidated financial statements of HighPeak II and its subsidiaries, as of December 31, 2019 and 2018, and for the year ended December 31, 2019 and for the period from March 23, 2018 (Inception) to December 31, 2018, included as exhibit 99.9 in this Current Report; and

h.

other information relating to HighPeak Energy, Pure, the HighPeak Funds, the Target Assets and the Transactions included in the Definitive Proxy Statement relating to the Business Combination filed with the SEC on August 5, 2020, and this Current Report.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined consolidated financial statements are described in the accompanying notes. The unaudited pro forma condensed combined consolidated financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined consolidated financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Transactions.

HighPeak Energy, Inc.
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
Six Months Ended June 30, 2020
(in thousands, except per share information)

	(a)	(b)
	Pure	HPK LP	Pro Forma Adjustments			Pro Forma
OPERATING REVENUES:
Crude oil sales	$—	$5,462	$			$5,462
Natural gas and natural gas liquids sales	—	105				105
Total operating revenues	—	5,567		—		5,567

OPERATING EXPENSES:
Lease operating	—	4,203				4,203
Production and other taxes	—	402				402
Depletion, depreciation and amortization	—	5,091				5,091
Accretion of asset retirement obligation	—	69				69
General and administrative	60	4,273		(218)	(c)	4,115
Exploration and abandonments	—	4				4
General expenses and franchise taxes	1,432	—		(1,331)	(c)	101
Total operating expenses	1,492	14,042		(1,549)		13,985

INCOME (LOSS) FROM OPERATIONS	(1,492)	(8,475)		1,549		(8,418)

OTHER INCOME (EXPENSE):
Investment income on Trust Account	1,276	—		(1,276)	(d)	—
Other (expense)	—	(76,503)		76,500	(e)	(3)
Total other income (expense), net	1,276	(76,503)		75,224		(3)

NET INCOME (LOSS) BEFORE INCOME TAXES	(216)	(84,978)		76,773		(8,421)
INCOME TAX (EXPENSE) BENEFIT	(232)	—		2,000	(f)	1,768
NET INCOME (LOSS)	(448)	(84,978)		78,773		(6,653)
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST OWNERS	—	—				—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(448)	$(84,978)		$78,773		$(6,653)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Common stock						91,592
INCOME (LOSS) PER COMMON SHARE:						(g)
Basic and diluted loss per common share						$(0.07)

HighPeak Energy, Inc.
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
Year Ended December 31, 2019
(in thousands, except per share information)

	(a)	(b)	(c)	(d)
	Pure	HPK LP	HighPeak I	HighPeak II	Pro Forma Adjustments			Pro Forma
OPERATING REVENUES:
Crude oil sales	$—	$3,695	$4,154	$719	$			$8,568
Natural gas and natural gas liquids sales	—	163	103	223				489
Total operating revenues	—	3,858	4,257	942		—		9,057

EXPENSES:
Lease operating	—	1,578	1,794	1,190				4,562
Production and other taxes	—	188	261	59				508
Depletion, depreciation and amortization	—	1,612	2,657	650		(906)	(e)	4,013
Accretion of asset retirement obligation	—	34	38	86				158
General and administrative	120	6,159	2,523	2,891		(4,389)	(f)	7,304
Exploration and abandonments	—	33	2,817	756				3,606
Abandoned project	—	—	—	1,122		(1,122)	(g)	—
General expenses and franchise taxes	3,104	—	—	—		(2,904)	(f)	200
Total operating expenses	3,224	9,604	10,090	6,754		(9,321)		20,351

INCOME (LOSS) FROM OPERATIONS	(3,224)	(5,746)	(5,833)	(5,812)		9,321		(11,294)

OTHER INCOME (EXPENSE):
Investment income on Trust Account and other interest income	8,739	—	—	107		(8,739)	(h)	107
Gain on contribution to affiliate	—	—	—	86,301		(86,301)	(i)	—
Equity in loss of affiliates	—	—	(3,175)	(2,571)		5,746	(j)	—
Total other income (expense), net	8,739	—	(3,175)	83,837		(89,294)		107

NET INCOME (LOSS) BEFORE INCOME TAXES	5,515	(5,746)	(9,008)	78,025		(79,973)		(11,187)
INCOME TAX (EXPENSE) BENEFIT	(1,730)	—	—	—		4,079	(k)	2,349
NET INCOME (LOSS)	3,785	(5,746)	(9,008)	78,025		(75,894)		(8,838)
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST OWNERS	—	—	—	—				—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$3,785	$(5,746)	$(9,008)	$78,025		$(75,894)		$(8,838)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Common stock								91,592
INCOME (LOSS) PER COMMON SHARE:								(l)
Basic and diluted loss per common share								$(0.10)

HighPeak Energy, Inc.
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet at June 30, 2020
(in thousands)

	(a)	(b)
($ in thousands)	Pure	HPK LP	Pro Forma Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$26	$6,280	$(15,000)	(c)	$63,398
			(20,462)	(d)
			12,324	(e)
			80,230	(j)
Accounts receivable	—	477			477
Notes receivable	—	10,100	(10,100)	(f)	—
Deferred expenses	—	3,425	(3,425)	(g)	—
Prepaid expenses and other assets	—	455			455
Total current assets	26	20,737	43,567		64,330

Oil and gas properties:
Proved properties	—	228,529			228,529
Unproved properties	—	230,818			230,818
Other	—	604			604
Less: accumulated depletion, depreciation and amortization	—	(6,704)			(6,704)
Total property and equipment, net	—	453,247	—		453,247

Trust Account and deferred tax asset	53,192	—	(53,160)	(e)	—
			(32)	(i)
TOTAL ASSETS	$53,218	$473,984	$(9,625)		$517,577

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,391	$37,868	$(20,462)	(d)	$10,259
			(9,539)	(j)
Accrued taxes payable	21	—			21
Notes payable	10,100	—	(10,100)	(h)	—
Total current liabilities	12,512	37,868	(40,101)		10,280
Long-term liabilities:
Asset retirement obligations	—	2,378			2,378
Debt & other	—	—	49,922	(i)	49,922
Total long-term liabilities	—	2,378	49,922		52,300
Equity:
Members’ equity	—	433,738	(433,738)	(f)	—
Class A Common Stock subject to possible redemption	35,706	—	(35,706)	(e)	—

Stockholders’ equity	5,000	—	(15,000)	(c)	454,997
			(5,130)	(e)
			423,638	(f)
			(3,425)	(g)
			10,100	(h)
			(49,954)	(i)
			89,769	(j)
Total equity	40,706	433,738	(19,446)		454,997
TOTAL LIABILITIES AND EQUITY	$53,218	$473,984	$(9,625)		$517,577

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1.     Basis of Pro Forma Presentation

Overview

The unaudited pro forma condensed combined consolidated financial statements have been prepared assuming the business combination is accounted for using the acquisition method of accounting with HPK LP as the acquiring entity. Under the acquisition method of accounting, the assets acquired and liabilities assumed will be measured at fair value as of the acquisition date. The excess of the purchase price over the estimated fair values of net assets acquired, if applicable, will be recorded as goodwill.

The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired and liabilities assumed be measured at fair value as of the acquisition date by HPK LP, who was determined to be the accounting acquirer.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under ASC 805, non-recurring acquisition-related costs (such as advisory, legal, valuation and other professional fees) are expensed. Acquisition-related costs expected to be incurred as part of the business combination and the other related Transactions include advisory, legal and accounting fees.

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with (i) Pure’s historical unaudited consolidated financial statements as of June 30, 2020 and December 31, 2019 and for the three and six months ended June 30, 2020 and 2019, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pure”; (ii) Pure’s historical audited consolidated financial statements as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pure”; (iii) HPK LP’s historical unaudited condensed consolidated and combined financial statements as of June 30, 2020 and December 31, 2019 and the three and six months ended June 30, 2020 and 2019; (iv) HPK LP’s historical audited consolidated financial statements as of December 31, 2019 and for the period from August 28, 2019 (Inception) to December 31, 2019, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Predecessors”; (v) HighPeak I’s historical audited consolidated financial statements as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017; and (vi) HighPeak II’s historical audited consolidated financial statements as of December 31, 2019 and 2018 and for the year ended December 31, 2019 and for the period from March 23, 2018 (Inception) to December 31, 2018, all included elsewhere in this Current Report.

The pro forma adjustments represent management’s estimates based on information available as of the date of condensed combined consolidated financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Transactions that are not expected to have a continuing impact. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrently with the consummation of the Transactions are not included in the unaudited pro forma condensed combined consolidated statement of operations. However, the impact of such transaction expenses is reflected in the unaudited pro forma condensed combined consolidated balance sheet as a decrease to retained earnings and a decrease to cash.

2.     Pro Forma Adjustments and Assumptions

Pro Forma Adjustments to the Statement of Operations for the six months ended June 30, 2020:

a.	Represents Pure’s historical consolidated statement of operations for the six months ended June 30, 2020.

b.	Represents HPK LP’s historical consolidated statement of operations for the six months ended June 30, 2020.

c.

Represents the reduction to general and administrative expense related to $218,000 in business combination costs incurred by HPK LP during the six months ended June 30, 2020 that would not have been incurred had the Transactions been consummated on January 1, 2020. The additional downward adjustment represents the elimination of $1.3 million in business combination costs that were incurred by Pure during the six months ended June 30, 2020 that would not have been incurred had the transactions closed as of January 1, 2020.

d.

Represents the adjustment to eliminate the historical investment income of Pure associated with the investments that were previously held in the Trust Account, which would not have been realized if the Transactions had been consummated on January 1, 2020.

e.

Represents the elimination of the write off to expense of the deposit and extension payments related to the Grenadier Contribution Agreement that was terminated in April 2020, but recognized by HPK LP during the six months ended June 30, 2020 that would not have been recognized in the current year had the Transactions been consummated on January 1, 2020.

f.

Represents the associated income tax effect on the interest in the historical results of the Target Assets and the pro forma adjustments attributable to the Company, using an estimated combined federal and state statutory income tax rate of approximately 21%, which reflects the corporate rate enacted at the pro forma period dates.

g.

Reflects the adjusted basic and diluted income per common share after giving effect to the Transactions as if they had been consummated on January 1, 2020. For more information, see Note 3, Pro Forma Earnings Per Share.

Pro Forma Adjustments to the Statement of Operations for the year ended December 31, 2019:

a.	Represents Pure’s historical consolidated statement of operations for the year ended December 31, 2019.

b.

Represents HPK LP’s historical consolidated statement of operations for the period from August 28, 2019 (Inception) to December 31, 2019 (there was no activity that effected the consolidated statement of operations prior to October 1, 2019).

c.

Represents HighPeak I’s historical consolidated statement of operations for the year ended December 31, 2019 (there was no activity that effected the consolidated statement of operations subsequent to September 30, 2019, other than equity in loss of affiliate – see Adjustment (i) below).

d.

Represents HighPeak II’s historical consolidated statement of operations for the year ended December 31, 2019 (there was no activity that effected the consolidated statement of operations subsequent to September 30, 2019, other than the gain on contribution to affiliate and equity in loss of affiliate – see Adjustments (h) and (i) below, respectively).

e.

Represents the adjustment to record a net reduction to depletion, depreciation, and amortization expense of $906,000 with respect to the Target Assets, had they been acquired on January 1, 2019. The net adjustment results from using the December 31, 2019 HPK LP proved reserves for the entirety of 2019 on the combined assets.

f.

Represents the reduction to general and administrative expense related to $4.4 million in business combination costs incurred by HPK LP during 2019 that would not have been incurred had the Transactions been consummated on January 1, 2019. The additional downward adjustment represents the elimination of $2.9 million in business combination costs that were incurred by Pure during 2019 that would not have been incurred had the transactions closed as of January 1, 2019.

g.

Represents the elimination of the write off to expense of an abandoned project to acquire some acreage that is nonrecurring in nature and the Company would not have pursued this acquisition had the Transactions been consummated on January 1, 2019.

h.

Represents the adjustment to eliminate the historical investment income of Pure associated with the investments that were previously held in the Trust Account, which would not have been realized if the Transactions had been consummated on January 1, 2019.

i.

Represents the elimination of the gain on the contributions to affiliate recognized on HighPeak II for 2019 related to HighPeak I being considered the acquirer in the HPK LP business combination that closed effective October 1, 2019 in the amount of $86.3 million that would not have been recognized in the current year had the Transactions been consummated on January 1, 2019.

j.

Represents the elimination of equity in losses of affiliate (HPK LP) recognized on HighPeak I and HighPeak II’s financial statements in 2019 so as not to double the loss that is shown in column (b) above.

k.

Represents the associated income tax effect on the interest in the historical results of the Target Assets and the pro forma adjustments attributable to the Company, using an estimated combined federal and state statutory income tax rate of approximately 21%, which reflects the corporate rate enacted at the pro forma period dates.

l.

Reflects the adjusted basic and diluted income per common share after giving effect to the Transactions as if they had been consummated on January 1, 2019. For more information, see Note 3, Pro Forma Earnings Per Share.

Pro Forma Adjustments to the Balance Sheet as of June 30, 2020:

a.	Represents Pure’s historical consolidated balance sheet as of June 30, 2020.

b.	Represents HPK LP’s historical consolidated balance sheet as of June 30, 2020. The net assets of HPK LP, as the accounting acquirer, are reflected at historical cost.

c.

Represents preliminary estimated transaction costs totaling $15.0 million, for advisory, banking, legal and accounting fees that are not able to be capitalized as part of the Transactions. In accordance with ASC 805, non-recurring acquisition-related costs are expensed as incurred. The unaudited pro forma condensed combined consolidated balance sheet reflects these costs as a reduction of cash with a corresponding decrease in retained earnings. These costs are not included in the unaudited pro forma condensed combined consolidated statement of operations as they are directly related to the business combination and will be nonrecurring.

d.

Represents the payment of $20.5 million of current liabilities at Closing which has been reduced from the $30.0 million agreed to by the $9.5 million of accounts payable balances that converted their accounts payable balances to equity via Forward Purchases discussed in note (i) below.

e.

Represents the adjustment related to the reclassification of the investments held in the Trust Account in the form of investments to cash and cash equivalents to reflect the fact that these investments are available for use in connection with the business combination. Amount reclassified as cash is net of redemptions of 3,780,204 shares that were redeemed in connection with the closing of the business combination plus Cash Consideration to be paid at Closing to current shareholders of $3.0 million such that cash available in the business combination equates to $10.00 per share times the 1,232,425 shares that remain.

f.

Represents HPK LP converting its notes receivable into Class A Common Stock of HighPeak Energy and distributing said stock and other stock received in connection with the business combination to its partners.

g.

Represents the conversion of note payable of Pure into Class A Common Stock and the exchange, on a one-for-one basis, of all outstanding shares of Class A Common Stock and Class B Common Stock for newly issued shares of HighPeak Energy common stock and assumption of the warrant agreement by HighPeak Energy (other than the 5,350,000 shares of Class B Common Stock held by Sponsor, which shall be surrendered and forfeited pursuant to the Sponsor Support Agreement and the private placement warrants and public warrants held by Sponsor and HPEP II, respectively, which shall be surrendered and forfeited pursuant to the Sponsor Support Agreement).

h.	Based on the assumptions, HighPeak Energy would expect to recognize a deferred tax liability as a result of the Transactions of $49.9 million in the Maximum Redemption Scenario.

i.

Represents the issuance of 8,023,000 shares of HighPeak Energy common stock (and a corresponding number of warrants and CVRs) of Forward Purchase Investment for $80.2 million in cash proceeds plus the issuance of an additional 953,875 shares of HighPeak Energy common stock (and a corresponding number of warrants and CVRs) of Forward Purchase Investment for $9.5 million in conversion of accounts payable balances with current vendors of HPK LP that elected to convert their balances due from HPK LP into common stock of HighPeak Energy shown as a reduction to accounts payable rather than an addition to cash.

3.     Pro Forma Earnings Per Share

For the six months ended June 30, 2020:

The table below reflects the pro forma basic and diluted loss per common share after giving effect to the Transactions had such Transactions been consummated on January 1, 2020. After further adjusting historical activity to reflect the Transactions having been consummated on January 1, 2020, HighPeak Energy’s pro forma loss per common share would have been $(0.07) on both a basic and diluted basis (in thousands except per share information).

Pro Forma
Basic and Diluted EPS
Numerator:
Net Income	$(6,653)
Denominator:
Current Public Shares	5,012
Forward Purchases	8,977
Redemptions	(3,780)
HighPeak Funds Shares
HighPeak Funds Shares	76,383
Sponsor Shares	5,000
Basic Weighted Average Shares Outstanding	91,592
Basic and Diluted EPS	$(0.07)

For the year ended December 31, 2019:

The table below reflects the pro forma basic and diluted loss per common share after giving effect to the Transactions had such Transactions been consummated on January 1, 2019, in the Maximum Redemption Scenario. Pure’s historical weighted average shares outstanding presented in the table below has been reduced by 3,594,000 shares of Class A Common Stock redeemed in connection with the First Extension. After further adjusting historical activity to reflect the Transactions having been consummated on January 1, 2019, HighPeak Energy’s pro forma loss per common share would have been ($0.10) on both a basic and diluted basis in the Maximum Redemption Scenario.

Pro Forma

Basic and Diluted EPS
Numerator:
Net Income	$(8,838)
Denominator:
Current Public Shares	37,806
Forward Purchases	8,977
Redemptions	(32,794)
HighPeak Funds Shares
HighPeak Funds Shares	76,383
Sponsor Shares	5,000
Assumed Redemptions	(3,780)
Basic Weighted Average Shares Outstanding	91,592
Basic and Diluted EPS	$(0.10)